As filed with the Securities and Exchange Commission on February 2, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Energy Transfer Equity, L.P.

(Exact name of registrant as specified in its charter)

Delaware	4922	30-0108820
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John W. McReynolds

President

2828 Woodside Street

Dallas, Texas 75204

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas P. Mason Vinson & Elkins L.L.P. 1001 Fannin, Suite 2300 Houston, Texas 77002-6760 (713) 758-2222	G. Michael O’Leary Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering ☒

File No. 333-128097.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Units representing limited partner interests	$507,150,000 (1)(2)	$57,958 (3)

(1)	Based on the initial public offering price.

(2)	Includes common units issuable upon exercise of the underwriters’ over-allotment option.

(3)	The Registrant previously paid $48,913.00 of the registration fee.

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional limited partnership units of Energy Transfer Equity, L.P., a Delaware limited partnership, pursuant to Rule 462(b) and under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-128097), initially filed by Energy Transfer Equity, L.P. with the Securities and Exchange Commission on September 2, 2005, as amended by Amendment No. 1 thereto filed on October 13, 2005, Amendment No. 2 thereto filed on December 20, 2005, Amendment No. 3 thereto filed on January 9, 2006, and Amendment No. 4 thereto filed on January 23, 2006, which was declared effective on February 2, 2006, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, the registrant does hereby certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 2nd day of February, 2006.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC,
its general partner

By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the following capacities on the 2nd day of February, 2006.

Signature	Title

/s/ John W. McReynolds John W. McReynolds	President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

* David R. Albin	Director of LE GP, LLC, general partner of Energy Transfer Equity, L.P.

* Daniel A. Rioux	Director of LE GP, LLC, general partner of Energy Transfer Equity, L.P.

* K. Rick Turner	Director of LE GP, LLC, general partner of Energy Transfer Equity, L.P.

/s/ John W. McReynolds

*By:	John W. McReynolds
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	—	Consent of Grant Thornton LLP

23.2	—	Consent of Deloitte & Touche LLP

23.3	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.4	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-128097) initially filed with the Securities and Exchange Commission on September 2, 2005 and incorporated by reference herein).